EXHIBIT 99.1 433 West Van Buren Street, Suite 501S Chicago, Illinois 60607 312.565.5700 | fhlbc.com #5109555v1 Federal Home Loan Bank of Chicago 2021 Board of Directors Election Results October 27, 2021 The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2021 election of Federal Home Loan Bank of Chicago member and independent directors for member institutions in Illinois and Wisconsin. The directors’ 4 year terms will begin on January 1, 2022 and end on December 31, 2025. Illinois – One Seat Number of Members Eligible to Vote 442 Number of Members Casting Votes 162 Total Eligible Votes for Each Directorship 3,272,709 Candidate(s) Votes FHFA ID Debra C. Reed 260,026 52882 CPA, Chief Financial Officer NuMark Credit Union Joliet, Illinois Elected Daniel G. Watts 1,130,351 55373 Director and President Forest Park National Bank and Trust Company Forest Park, Illinois Total Number of Votes Cast 1,390,377 Wisconsin – One Seat Mr. Hegenbarth ran unopposed and was declared elected on September 20, 2021. Candidate(s) FHFA ID Declared Elected James H. Hegenbarth 10183 President and CEO The Park Bank Madison, Wisconsin

Page 2 Independent Director – Two Seats Number of Members Eligible to Vote 680 Number of Members Casting Votes 257 Total Eligible Votes for Each Directorship 4,883,225 Candidate(s) Votes Elected Mark J. Eppli, Ph.D. 1,805,163 Director James A. Graaskamp Center for Real Estate Madison, Wisconsin Elected Maria E. Wynne 1,643,369 Chief Executive Officer Leadership Greater Chicago Chicago, Illinois Total Number of Votes Cast 3,448,532 Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and its Member-stockholders. Sincerely, /s/ Laura Turnquest Laura Turnquest Executive Vice President, General Counsel & Corporate Secretary